ACCESSOR FUNDS, INC.
                          1420 Fifth Avenue, Suite 3130
                                Seattle, WA 98101

                   NOTICE OF A SPECIAL MEETING OF SHAREHOLDERS
                            TO BE HELD APRIL 27, 1998

TO THE SHAREHOLDERS OF THE SMALL TO MID CAP PORTFOLIO OF ACCESSOR FUNDS, INC.:

         Notice is hereby given that a Special Meeting (the "Meeting") of the shareholders of the Small to Mid Cap Portfolio (the "Small Cap Portfolio") of Accessor Funds, Inc. (the "Fund") (the "Shareholders") will be held on Monday, April 27, 1998 at 10:00 A.M. Pacific Standard Time in the offices of the Fund at 1420 Fifth Avenue, Suite 3130, Seattle, WA 98101 for the following purposes:

         1. to approve or disapprove a new Money Manager Agreement for the Small Cap Portfolio among the Fund, Bennington Capital Management L.P. ("Bennington") and Symphony Asset Management LLC ("Symphony LLC") and a modification of several aspects of the money manager fees paid to Symphony LLC as the Money Manager of the Small Cap Portfolio; and

         2. to transact such other business as may be properly brought before the Meeting or any adjournments thereof.

YOUR DIRECTORS RECOMMEND THAT YOU VOTE IN FAVOR OF ALL PROPOSALS. Shareholders of record of the Small Cap Portfolio at the close of business on March 16, 1998, are entitled to notice of and to vote at the Meeting and any adjournment thereof.

WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING, PLEASE FILL IN, SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY CARD(S) IN THE POSTAGE PAID RETURN ENVELOPE ENCLOSED, SO THAT A QUORUM WILL BE PRESENT AND A MAXIMUM NUMBER OF SHARES MAY BE VOTED. IT IS IMPORTANT AND IN YOUR INTEREST TO SIGN YOUR PROXY CARD AND RETURN IT. THE PROXY IS REVOCABLE AT ANY TIME PRIOR TO ITS USE.

                                             BY ORDER OF THE BOARD OF DIRECTORS
                                                      ACCESSOR FUNDS, INC.
Seattle, Washington
March 27, 1998                                Christine J. Stansbery, Secretary